Exhibit 1

Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price Per Share ($)	Date of Purchase/Sale

325 CAPITAL LLC (though the Separately Managed Accounts)

Sale of Common Stock	(18,427)	$54.4688(1)	03/16/2026
Sale of Common Stock	(28,164)	$55.3254(2)	03/16/2026
Sale of Common Stock	(8,300)	$56.4215(3)	03/16/2026
Sale of Common Stock	(7,071)	$57.3372(4)	03/16/2026
Sale of Common Stock	(3,065)	$53.4127(5)	03/17/2026
Sale of Common Stock	(6,485)	$54.6332(6)	03/17/2026
Sale of Common Stock	(30,361)	$55.9104(7)	03/17/2026
Sale of Common Stock	(18,886)	$56.5499(8)	03/17/2026
Sale of Common Stock	(24,621)	$54.4523(9)	03/18/2026
Sale of Common Stock	(20,228)	$55.7250(10)	03/18/2026
Sale of Common Stock	(18,651)	$56.3416(11)	03/18/2026
Sale of Common Stock	(10,477)	$54.2046(12)	03/19/2026
Sale of Common Stock	(80,333)	$54.7908(13)	03/19/2026
Sale of Common Stock	(4,702)	$55.5518(14)	03/19/2026
Sale of Common Stock	(62,100)	$53.7377(15)	03/20/2026
Sale of Common Stock	(2,900)	$54.6035(16)	03/20/2026

(1)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $54.4688. The range of purchase prices on the transaction date was $53.94 to $54.94 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(2)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $55.3254. The range of purchase prices on the transaction date was $54.95 to $55.95 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(3)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $56.4215. The range of purchase prices on the transaction date was $55.96 to $56.96 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(4)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $57.3372. The range of purchase prices on the transaction date was $56.9629 to $57.81 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(5)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $53.4127. The range of purchase prices on the transaction date was $53.13 to $54.00 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

(6)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $54.6332. The range of purchase prices on the transaction date was $54.25 to $55.12 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(7)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $55.9104. The range of purchase prices on the transaction date was $55.27 to $56.27 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(8)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $56.5499. The range of purchase prices on the transaction date was $56.28 to $56.87 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(9)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $54.4523. The range of purchase prices on the transaction date was $54.13 to $55.114 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(10)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $55.7250. The range of purchase prices on the transaction date was $55.18 to $56.1724 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(11)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $56.3416. The range of purchase prices on the transaction date was $56.19 to $56.725 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(12)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $54.2046. The range of purchase prices on the transaction date was $53.44 to $54.44 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(13)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $54.7908. The range of purchase prices on the transaction date was $54.45 to $55.45 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(14)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $55.5518. The range of purchase prices on the transaction date was $55.455 to $55.69 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.
(15)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $53.7377. The range of purchase prices on the transaction date was $53.295 to $54.14 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.

(16)	The Shares were purchased by the Reporting Person in open market transactions on the transaction date, with a volume weighted average purchase price of $54.6035. The range of purchase prices on the transaction date was $54.50 to $54.62 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares purchased at each price.